                                                                    EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Corning Incorporated of our report dated February 9, 1999, relating to the financial statements and financial statement schedule appearing in Oak Industries Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------

PRICEWATERHOUSECOOPERS LLP

One Post Office Square

Boston, Massachusetts 02109

December 27, 1999